Exhibit 99.2



                        Written Statement of Sheri Halfon
                          Pursuant to 18 U.S.C. ss.1350

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Senior Vice President and Chief Financial Officer of Avenue Entertainment Group, Inc. (the "Company"). Hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Sheri Halfon
March 26, 2003